Exhibit 99.1

Dr. Tattoff® Brings Premier Laser Tattoo Removal Services to Atlanta, GA
Total Operating Count Rises to Nine Clinics
National Expansion Plans Continue

Beverly Hills, CA (Businesswire) October 30, 2013 - Dr. Tattoff, Inc. (“Dr. Tattoff” or “the Company”), the leading national pure-play tattoo removal business, announces the grand opening of its new Atlanta, Georgia clinic.

The Atlanta clinic expands the existing presence of Dr. Tattoff’s well-known clinics throughout the southern regions of the U.S.  Dr. Tattoff currently has clinics located in Southern California, Phoenix, Dallas and Houston.  Additional clinics in major U.S. cities are expected to open as Dr. Tattoff expands its national presence.

 “This past year has been an eventful time for Dr. Tattoff.  We are pleased that our corporate growth plan to expand nationally is well underway.  Emphasis remains in markets where there is existing demand for tattoo-removal services, high visibility, and opportunity to expand into other nearby neighboring cities,” stated Dr. Tattoff’s Chief Executive Officer, John Keefe.  “The tattoo removal market in the U.S. is currently estimated as a $10B+ market opportunity.  While Dr. Tattoff services a diverse range of patients, special focus is on creating market appeal to U.S. females (60% with tattoos) aged 18-40 years and earning over $50,000/year.  Tattoo removal is primarily fueled by the growing importance for individuals to improve their personal appearance.  The decision is typically driven by a desire to reverse a “permanent decision” made during one’s youth, find an affordable solution to look one’s best, and/or the need to increase job prospects by having a mainstream appearance.  Dr. Tattoff is well poised to serve the growing tattoo removal market.  The medically-focused service expertise, brand recognition, pure-play focus, and expansion into key demographic markets are Dr. Tattoff’s driving forces.”

 “All Dr. Tattoff’s clinics adhere to standard protocols and best practices,” stated Will Kirby, D.O., Chief Medical Officer.  “Upon the initial consultation, a patient’s tattoos are evaluated using our medically acclaimed Kirby-Desai tattoo removal scale, treated by trained licensed medical professionals, and monitored as treatment sessions progress.  Having these procedures in place ensures that our patients receive the highest levels of health, wellness and safety and ensures that our patients receive the same consistent high level of care in every one of our clinics, especially as Dr. Tattoff continues its national expansion plans.”  Dr. Kirby’s work has been cited in leading academic publications as well as popular press: New York Times, People Magazine, In Style.”

Dr. Tattoff’s Atlanta, GA clinic is located at 3637 Peachtree Road, Suite D-1, Atlanta, GA 30319.  The clinic is open during convenient hours 5 days a week and can be reached by calling 404-490-4300 or 888-TATT-OFF (888-828-8633).

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About Dr. Tattoff, Inc.

Dr. Tattoff, Inc. is the first nationally-branded laser tattoo and hair removal company engaged in providing safe, minimally invasive, and affordable laser tattoo and hair removal services in a relaxed, professional environment.  The Company has performed over 200,000 treatments on more than 25,000 patients.  Headquartered in Beverly Hills, CA, Dr. Tattoff clinics are currently located throughout Southern California, Texas, Arizona and Georgia.  A national roll-out is currently underway to meet market demand.  For additional information visit www.drtattoff.com and follow us on Facebook,  Twitter, Instagram or Pinterest.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,”, “expects,” and similar references to future periods.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and unforeseen circumstances.  Actual results may differ materially from those contemplated by the forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  We caution against relying on any of these forward-looking statements. Factors that could cause actual results to differ materially from such statements, as well as additional risk factors, are detailed in the Company's most recent filings with the SEC.  Any forward-looking statement made by us in this press release speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking information contained in this press release or with respect to the announcements described herein, except as may be required by law.

Corporate and Investor Relations Contacts

Dr. Tattoff, Inc.
Harry L. Zimmerman
EVP and Chief Operating Officer
E :  hzimmerman@drtattoff.com
T:   888-828-8633

Zimmons International Communications, Inc.
Jennifer K. Zimmons, Ph.D.
President
E:  jzimmons@zimmonsic.com
T:  917-214-3514

Atlanta, GA Location
Dr. Tattoff, Inc.
3637 Peachtree Road, Suite D-1
Atlanta, GA 30319
404-490-4300
888-TATT-OFF (888-828-8633)